Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE	Contact:
February 4, 2025	Mark A. Herpich
Chief Financial Officer
(785) 565-2000

Landmark Bancorp, Inc. Announces 6.3% Increase in Net Earnings for the Year Ended December 31, 2024, and Fourth Quarter Earnings Per Share of $0.57. Declares Cash Dividend of $0.21 per Share

(Manhattan, KS, February 4, 2025) – Landmark Bancorp, Inc. (“Landmark”; Nasdaq: LARK) reported diluted earnings per share of $0.57 for the three months ended December 31, 2024, compared to $0.68 per share in the third quarter of 2024 and $0.46 per share in the same quarter last year. Net income for the fourth quarter totaled $3.3 million, compared to $2.6 million in the fourth quarter of 2023 and $3.9 million in the prior quarter. For the three months ended December 31, 2024, the return on average assets was 0.83%, the return on average equity was 9.54% and the efficiency ratio was 70.0%.

For the year ended December 31, 2024, diluted earnings per share totaled $2.26 compared to $2.13 during 2023. Net earnings for 2024 totaled $13.0 million, compared to $12.2 million in 2023, or an increase of 6.3%. For the year ended December 31, 2024, the return on average assets was 0.83%, the return on average equity was 10.01% and the efficiency ratio was 69.1%.

2024 Performance Highlights

●	Fourth quarter loan growth totaled $50.5 million or an annualized increase of 20.1% over the prior quarter.
●	For the year, gross loans grew $103.7 million or 10.9%.
●	Net interest margin improved 21 basis points to 3.51% compared to 3.30% in prior quarter.
●	Deposits increased $53.3 million, or 16.6% annualized, from the prior quarter.
●	Total borrowings decreased $34.7 million in the fourth quarter.
●	A pre-tax loss of $1.0 million was realized in the fourth quarter to reposition a portion of the investment portfolio.
●	Credit quality remained good with net charge-offs totaling $219,000 in the fourth quarter.

In making this announcement, Abby Wendel, President and Chief Executive Officer of Landmark, commented, “During 2024, we experienced strong loan demand, especially for residential mortgages and commercial real estate loans. In the fourth quarter 2024, we saw strong growth in virtually all loan categories, with total gross loans increasing by $51 million or 20% (annualized). Total deposits also increased in the fourth quarter by more than $53 million, mostly due to seasonal growth in money market and interest checking accounts. The increase in deposits coupled with investment securities sales and maturities this quarter helped fund loan growth and reduce expensive short-term borrowings. For the year, net interest income grew 5.6% over the previous year while in the fourth quarter 2024 our net interest margin improved to 3.51%. Strategic investments in our people and product offerings resulted in higher non-interest expenses, particularly in the fourth quarter. Credit quality remained solid overall.”

Landmark’s Board of Directors declared a cash dividend of $0.21 per share, to be paid March 5, 2025, to common stockholders of record as of the close of business on February 19, 2025. On December 16, 2024, the Company issued a 5% stock dividend to common stockholders, representing the 24th consecutive year that a stock dividend has been paid.

Management will host a conference call to discuss the Company’s financial results at 10:00 a.m. (Central time) on Wednesday, February 5, 2025. Investors may participate via telephone by dialing (833) 470-1428 and using access code 296482. A replay of the call will be available through February 12, 2025, by dialing (866) 813-9403 and using access code 817329.

Net Interest Income

Net interest income in the fourth quarter of 2024 amounted to $12.4 million representing an increase of $795,000, or 6.9%, compared to the previous quarter. The increase in net interest income was due mainly to lower interest expense on deposits and other borrowed funds. The net interest margin increased to 3.51% during the fourth quarter from 3.30% during the prior quarter. Compared to the previous quarter, interest income on loans increased $22,000 to $16.0 million due to higher average balances but partially offset by lower yields on loans. Average loan balances increased $24.5 million while the average tax-equivalent yield on the loan portfolio decreased 15 basis points to 6.28%. Interest on investment securities declined slightly due to lower balances while partially offset by higher earning rates. Compared to the third quarter 2024, interest on deposits decreased $480,000, or 8.2% mainly due to lower rates, while interest on other borrowed funds declined by $363,000, due to lower rates and balances. The average rate on interest-bearing deposits decreased 23 basis points to 2.25% while the average rate on other borrowed funds decreased 51 basis points to 5.10% in the fourth quarter.

Non-Interest Income

Non-interest income totaled $3.4 million for the fourth quarter of 2024, a decrease of $882,000 from the previous quarter. The decrease in non-interest income during the fourth quarter of 2024 was primarily due to a $1.0 million loss on the sales of lower yielding investment securities mentioned above, while the third quarter of 2024 did not include any sales of investment securities. Additionally, lower sales of residential mortgages this quarter resulted in a decline of $182,000 in gains on sales of these mortgages. The decline in other non-interest income of $221,000 this quarter compared to the prior quarter resulted from sales of premises, equipment and foreclosed assets that did not re-occur in the current quarter. Partially offsetting those declines was an increase of $722,000 in bank owned life insurance income.

Non-Interest Expense

During the fourth quarter of 2024, non-interest expense totaled $11.9 million, an increase of $1.3 million compared to the prior quarter. The increase in non-interest expense was primarily due to increases of $470,000 in professional fees and $461,000 in compensation and benefits. The increase in professional fees this quarter was primarily due to higher consulting costs on several initiatives. The increase in compensation and benefits was attributable to an increase in employees and higher incentive compensation costs.

Income Tax Expense (Benefit)

Landmark recorded an income tax benefit of $886,000 in the fourth quarter of 2024 compared to income tax expense of $867,000 in the prior quarter. The effective tax rate was (37.0%) in the fourth quarter of 2024 compared to 18.1% in the third quarter of 2024. The fourth quarter of 2024 included the recognition of $1.0 million of previously unrecognized tax benefits, which reduced the effective tax rate.

Balance Sheet Highlights

As of December 31, 2024, gross loans totaled $1.1 billion, an increase of $50.5 million, or 20.1% annualized since September 30, 2024. During the quarter, loan growth was primarily comprised of commercial real estate (growth of $21.1 million), commercial (growth of $10.7 million), agriculture (growth of $8.6 million) and one-to-four family residential real estate (growth of $7.8 million) loans. Investment securities decreased $38.5 million during the fourth quarter of 2024 and included sales of $36.0 million in low-rate U.S. treasury securities offset by purchases of $18.0 million in market rate U.S. treasury securities. Pre-tax unrealized net losses on the investment securities portfolio increased from $13.3 million at September 30, 2024 to $20.9 million at December 31, 2024 mainly due to higher market rates for these securities at year end.

Period end deposit balances increased $53.3 million to $1.3 billion at December 31, 2024. The increase in deposits was mainly driven by an increase in money market and checking (increase of $71.3 million) but partially offset by declines in certificates of deposit (decrease of $9.2 million) and non-interest-bearing demand deposits (decrease of $8.6 million). The increase in money market and checking accounts was mainly driven by seasonal growth in public fund deposit account balances. Total borrowings decreased $34.7 million during the fourth quarter 2024. At December 31, 2024, the loan to deposits ratio was 78.2% compared to 77.6% in the prior quarter.

Stockholders’ equity decreased to $136.2 million (book value of $23.59 per share) as of December 31, 2024, from $139.7 million (book value of $24.18 per share) as of September 30, 2024. The decrease in stockholders’ equity was due to an increase in accumulated other comprehensive losses as the unrealized net losses on investments securities increased during the fourth quarter. The ratio of equity to total assets decreased to 8.65% on December 31, 2024, from 8.93% on September 30, 2024.

The allowance for credit losses totaled $12.8 million, or 1.22% of total gross loans on December 31, 2024, compared to $11.5 million, or 1.15% of total gross loans on September 30, 2024. Net loan charge-offs totaled $219,000 in the fourth quarter of 2024, compared to $9,000 during the third quarter of 2024. A provision for credit losses for loans of $1.5 million was recorded in the fourth quarter of 2024 compared to $650,000 in the third quarter of 2024.

Non-performing loans totaled $13.1 million, or 1.25% of gross loans at December 31, 2024 compared to $13.4 million, or 1.34% of gross loans at September 30, 2024. Loans 30-89 days delinquent declined to $6.2 million, or 0.59% of gross loans, as of December 31, 2024, compared to $7.3 million, or 0.73% of gross loans, as of September 30, 2024.

About Landmark

Landmark Bancorp, Inc., the holding company for Landmark National Bank, is listed on the Nasdaq Global Market under the symbol “LARK.” Headquartered in Manhattan, Kansas, Landmark National Bank is a community banking organization dedicated to providing quality financial and banking services. Landmark National Bank has 29 locations in 23 communities across Kansas: Manhattan (2), Auburn, Dodge City (2), Fort Scott (2), Garden City, Great Bend (2), Hoisington, Iola, Junction City, La Crosse, Lawrence (2), Lenexa, Louisburg, Mound City, Osage City, Osawatomie, Overland Park, Paola, Pittsburg, Prairie Village, Topeka (2), Wamego and Wellsville, Kansas. Visit www.banklandmark.com for more information.

Special Note Concerning Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of Landmark. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of our management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should” or other similar expressions. Additionally, all statements in this press release, including forward-looking statements, speak only as of the date they are made, and Landmark undertakes no obligation to update any statement in light of new information or future events. A number of factors, many of which are beyond our ability to control or predict, could cause actual results to differ materially from those in our forward-looking statements. These factors include, among others, the following: (i) the strength of the local, national and international economies, including the effects of changing inflationary pressures and supply chain constraints on such economies; (ii) changes in state and federal laws, regulations and governmental policies concerning banking, securities, consumer protection, insurance, monetary, trade and tax matters, including changes in interpretation or prioritization; (iii) changes in interest rates and prepayment rates of our assets; (iv) increased competition in the financial services sector and the inability to attract new customers, including from non-bank competitors such as credit unions and “fintech” companies; (v) timely development and acceptance of new products and services; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) our risk management framework; (viii) interruptions in information technology and telecommunications systems and third-party services; (ix) changes and uncertainty in benchmark interest rates, including the timing of additional rate changes, if any, by the Federal Reserve; (x) the economic effects of severe weather, natural disasters, widespread disease or pandemics, or other external events; (xi) the loss of key executives or employees; (xii) changes in consumer spending; (xiii) integration of acquired businesses; (xiv) unexpected outcomes of existing or new litigation; (xv) changes in accounting policies and practices, such as the implementation of the current expected credit losses accounting standard; (xvi) the economic impact of past and any future terrorist attacks, acts of war, including the current Israeli-Palestinian conflict and the conflict in Ukraine, or threats thereof, and the response of the United States to any such threats and attacks; (xvii) the ability to manage credit risk, forecast loan losses and maintain an adequate allowance for loan losses; (xviii) fluctuations in the value of securities held in our securities portfolio; (xix) concentrations within our loan portfolio, large loans to certain borrowers, and large deposits from certain clients; (xx) the concentration of large deposits from certain clients who have balances above current FDIC insurance limits and may withdraw deposits to diversify their exposure; (xxi) the level of non-performing assets on our balance sheets; (xxii) the ability to raise additional capital; (xxiii) cyber-attacks; (xxiv) declines in real estate values; (xxv) the effects of fraud on the part of our employees, customers, vendors or counterparties; and (xxvi) any other risks described in the “Risk Factors” sections of reports filed by Landmark with the Securities and Exchange Commission. These risks and uncertainties should be considered in evaluating forward-looking statements, and undue reliance should not be placed on such statements. Additional information concerning Landmark and its business, including additional risk factors that could materially affect Landmark’s financial results, is included in our filings with the Securities and Exchange Commission.

LANDMARK BANCORP, INC. AND SUBSIDIARIES

Consolidated Balance Sheets (unaudited)

	December 31,	September 30,	June 30,	March 31,	December 31,
(Dollars in thousands)	2024	2024	2024	2024	2023
Assets
Cash and cash equivalents	$20,275	$21,211	$23,889	$16,468	$27,101
Interest-bearing deposits at other banks	4,110	4,363	4,881	4,920	4,918
Investment securities available-for-sale, at fair value:
U.S. treasury securities	64,458	83,753	89,325	93,683	95,667
Municipal obligations, tax exempt	107,128	112,126	114,047	118,445	120,623
Municipal obligations, taxable	71,715	75,129	74,588	75,371	79,083
Agency mortgage-backed securities	129,211	140,004	142,499	149,777	157,396
Total investment securities available-for-sale	372,512	411,012	420,459	437,276	452,769
Investment securities held-to-maturity	3,672	3,643	3,613	3,584	3,555
Bank stocks, at cost	6,618	7,894	9,647	7,850	8,123
Loans:
One-to-four family residential real estate	352,209	344,380	332,090	312,833	302,544
Construction and land	25,328	23,454	30,480	24,823	21,090
Commercial real estate	345,159	324,016	318,850	323,397	320,962
Commercial	192,325	181,652	178,876	181,945	180,942
Agriculture	100,562	91,986	84,523	86,808	89,680
Municipal	7,091	7,098	6,556	5,690	4,507
Consumer	29,679	29,263	29,200	28,544	28,931
Total gross loans	1,052,353	1,001,849	980,575	964,040	948,656
Net deferred loan (fees) costs and loans in process	(307)	(63)	(583)	(578)	(429)
Allowance for credit losses	(12,825)	(11,544)	(10,903)	(10,851)	(10,608)
Loans, net	1,039,221	990,242	969,089	952,611	937,619
Loans held for sale, at fair value	3,420	3,250	2,513	2,697	853
Bank owned life insurance	39,056	39,176	38,826	38,578	38,333
Premises and equipment, net	20,220	20,976	20,986	20,696	19,709
Goodwill	32,377	32,377	32,377	32,377	32,377
Other intangible assets, net	2,578	2,729	2,900	3,071	3,241
Mortgage servicing rights	3,061	3,041	2,997	2,977	3,158
Real estate owned, net	167	428	428	428	928
Other assets	26,855	23,309	28,149	29,684	28,988
Total assets	$1,574,142	$1,563,651	$1,560,754	$1,553,217	$1,561,672

Liabilities and Stockholders’ Equity
Liabilities:
Deposits:
Non-interest-bearing demand	351,595	360,188	360,631	364,386	367,103
Money market and checking	636,963	565,629	546,385	583,315	613,613
Savings	145,514	145,825	150,996	154,000	152,381
Certificates of deposit	194,694	203,860	192,470	191,823	183,154
Total deposits	1,328,766	1,275,502	1,250,482	1,293,524	1,316,251
FHLB and other borrowings	53,046	92,050	131,330	74,716	64,662
Subordinated debentures	21,651	21,651	21,651	21,651	21,651
Repurchase agreements	13,808	9,528	8,745	15,895	12,714
Accrued interest and other liabilities	20,656	25,229	20,292	20,760	19,480
Total liabilities	1,437,927	1,423,960	1,432,500	1,426,546	1,434,758
Stockholders’ equity:
Common stock	58	55	55	55	55
Additional paid-in capital	95,051	89,532	89,469	89,364	89,208
Retained earnings	56,934	60,549	57,774	55,912	54,282
Treasury stock, at cost	-	(396)	(330)	(249)	(75)
Accumulated other comprehensive loss	(15,828)	(10,049)	(18,714)	(18,411)	(16,556)
Total stockholders’ equity	136,215	139,691	128,254	126,671	126,914
Total liabilities and stockholders’ equity	$1,574,142	$1,563,651	$1,560,754	$1,553,217	$1,561,672

LANDMARK BANCORP, INC. AND SUBSIDIARIES

Consolidated Statements of Earnings (unaudited)

	Three months ended,			Year ended,
	December 31,	September 30,	December 31,	December 31,	December 31,
(Dollars in thousands, except per share amounts)	2024	2024	2023	2024	2023
Interest income:
Loans	$15,955	$15,933	$14,223	$61,400	$51,753
Investment securities:
Taxable	2,210	2,301	2,453	9,298	9,594
Tax-exempt	738	747	761	3,008	3,094
Interest-bearing deposits at banks	49	41	49	193	242
Total interest income	18,952	19,022	17,486	73,899	64,683
Interest expense:
Deposits	5,350	5,830	4,879	22,310	15,254
FHLB and other borrowings	737	1,100	1,203	3,886	4,048
Subordinated debentures	389	416	422	1,635	1,590
Repurchase agreements	77	72	96	344	499
Total interest expense	6,553	7,418	6,600	28,175	21,391
Net interest income	12,399	11,604	10,886	45,724	43,292
Provision for credit losses	1,500	500	50	2,300	349
Net interest income after provision for credit losses	10,899	11,104	10,836	43,424	42,943
Non-interest income:
Fees and service charges	2,710	2,880	2,763	10,742	10,220
Gains on sales of loans, net	522	704	255	2,386	2,269
Bank owned life insurance	976	254	242	1,723	913
Losses on sales of investment securities, net	(1,031)	-	(1,246)	(1,031)	(1,246)
Other	194	415	240	924	1,074
Total non-interest income	3,371	4,253	2,254	14,744	13,230
Non-interest expense:
Compensation and benefits	6,264	5,803	5,756	23,103	22,681
Occupancy and equipment	1,550	1,429	1,429	5,663	5,565
Data processing	452	464	462	1,889	1,940
Amortization of mortgage servicing rights and other intangibles	240	256	437	1,164	1,844
Professional fees	1,043	573	730	2,912	2,452
Valuation allowance on real estate held for sale	-	-	-	1,108	-
Other	2,325	2,034	1,748	8,240	7,501
Total non-interest expense	11,874	10,559	10,562	44,079	41,983
Earnings before income taxes	2,396	4,798	2,528	14,089	14,190
Income tax expense (benefit)	(886)	867	(111)	1,086	1,954
Net earnings	$3,282	$3,931	$2,639	$13,003	$12,236

Net earnings per share (1)
Basic	$0.57	$0.68	$0.46	$2.26	$2.13
Diluted	0.57	0.68	0.46	2.26	2.13
Dividends per share (1)	0.20	0.20	0.19	0.80	0.76
Shares outstanding at end of period (1)	5,775,198	5,776,282	5,751,475	5,775,198	5,751,475
Weighted average common shares outstanding - basic (1)	5,775,227	5,765,348	5,755,175	5,758,056	5,751,585
Weighted average common shares outstanding - diluted (1)	5,789,764	5,770,514	5,755,175	5,764,282	5,754,840

Tax equivalent net interest income	$12,574	$11,777	$11,017	$46,428	$44,040

(1)	Share and per share values at or for the periods ended September 30, 2024 and December 31, 2024 have been adjusted to give effect to the 5% stock dividend paid during December 2024.

LANDMARK BANCORP, INC. AND SUBSIDIARIES

Select Ratios and Other Data (unaudited)

	As of or for the three months ended,			As of or for the year ended,
	December 31,	September 30,	December 31,	December 31,	December 31,
(Dollars in thousands, except per share amounts)	2024	2024	2023	2024	2023
Performance ratios:
Return on average assets (1)	0.83%	1.01%	0.67%	0.83%	0.80%
Return on average equity (1)	9.54%	11.95%	9.39%	10.01%	10.70%
Net interest margin (1)(2)	3.51%	3.30%	3.11%	3.28%	3.17%
Effective tax rate	-37.0%	18.1%	-4.4%	7.7%	13.8%
Efficiency ratio (3)	70.0%	66.5%	71.9%	69.1%	71.2%
Non-interest income to total income (3)	25.9%	25.5%	24.3%	25.3%	25.1%

Average balances:
Investment securities	$409,648	$428,301	$463,763	$432,928	$486,268
Loans	1,010,153	985,659	934,333	974,293	891,487
Assets	1,568,821	1,562,482	1,555,742	1,558,236	1,535,694
Interest-bearing deposits	944,969	936,218	910,610	938,223	892,373
FHLB and other borrowings	57,507	77,958	84,408	70,226	74,210
Subordinated debentures	21,651	21,651	21,651	21,651	21,651
Repurchase agreements	12,212	10,774	13,785	12,216	18,361
Stockholders’ equity	$136,933	$132,271	$111,560	$129,944	$114,339

Average tax equivalent yield/cost (1):
Investment securities	3.03%	2.99%	2.86%	3.00%	2.76%
Loans	6.28%	6.43%	6.04%	6.30%	5.81%
Total interest-bearing assets	5.34%	5.38%	4.97%	5.28%	4.71%
Interest-bearing deposits	2.25%	2.48%	2.13%	2.38%	1.71%
FHLB and other borrowings	5.10%	5.61%	5.65%	5.53%	5.45%
Subordinated debentures	7.15%	7.64%	7.73%	7.55%	7.34%
Repurchase agreements	2.51%	2.66%	2.79%	2.82%	2.72%
Total interest-bearing liabilities	2.52%	2.82%	2.54%	2.70%	2.13%

Capital ratios:
Equity to total assets	8.65%	8.93%	8.13%
Tangible equity to tangible assets (3)	6.58%	6.84%	5.98%
Book value per share	$23.59	$24.18	$22.07
Tangible book value per share (3)	$17.53	$18.11	$15.87

Rollforward of allowance for credit losses (loans):
Beginning balance	$11,544	$10,903	$10,970	$10,608	$8,791
Adoption of CECL	-	-	-	-	1,523
Charge-offs	(246)	(153)	(442)	(659)	(850)
Recoveries	27	144	80	476	894
Provision for credit losses for loans	1,500	650	-	2,400	250
Ending balance	$12,825	$11,544	$10,608	$12,825	$10,608

Allowance for unfunded loan commitments	$150	$300	$200

Non-performing assets:
Non-accrual loans	$13,115	$13,415	$2,391
Accruing loans over 90 days past due	-	-	-
Real estate owned	167	428	928
Total non-performing assets	$13,282	$13,843	$3,319

Loans 30-89 days delinquent	$6,201	$7,301	$1,582

Other ratios:
Loans to deposits	78.21%	77.64%	71.23%
Loans 30-89 days delinquent and still accruing to gross loans outstanding	0.59%	0.73%	0.17%
Total non-performing loans to gross loans outstanding	1.25%	1.34%	0.25%
Total non-performing assets to total assets	0.84%	0.89%	0.21%
Allowance for credit losses to gross loans outstanding	1.22%	1.15%	1.12%
Allowance for credit losses to total non-performing loans	97.79%	86.05%	443.66%
Net loan charge-offs to average loans (1)	0.09%	0.00%	0.15%	0.03%	-0.01%

(1)	Information is annualized.
(2)	Net interest margin is presented on a fully tax equivalent basis, using a 21% federal tax rate.
(3)	Non-GAAP financial measures. See the “Non-GAAP Financial Measures” section of this press release for a reconciliation to the most comparable GAAP equivalent.

LANDMARK BANCORP, INC. AND SUBSIDIARIES

Non-GAAP Finacials Measures (unaudited)

	As of or for the three months ended,			As of or for the year ended,
	December 31,	September 30,	December 31,	December 31,	December 31,
(Dollars in thousands, except per share amounts)	2024	2024	2023	2024	2023

Non-GAAP financial ratio reconciliation:
Total non-interest expense	$11,874	$10,559	$10,562	$44,079	$41,983
Less: foreclosure and real estate owned expense	(13)	(23)	(40)	(47)	(61)
Less: amortization of other intangibles	(151)	(171)	(174)	(663)	(765)
Less: valuation allowance on real estate held for sale	-	-	-	(1,108)	-
Adjusted non-interest expense (A)	11,710	10,365	10,348	42,261	41,157

Net interest income (B)	12,399	11,604	10,886	45,724	43,292

Non-interest income	3,371	4,253	2,254	14,744	13,230
Less: losses on sales of investment securities, net	1,031	-	1,246	1,031	1,246
Less: gains on sales of premises and equipment and foreclosed assets	(62)	(273)	-	(326)	(1)
Adjusted non-interest income (C)	$4,340	$3,980	$3,500	$15,449	$14,475

Efficiency ratio (A/(B+C))	70.0%	66.5%	71.9%	69.1%	71.2%
Non-interest income to total income (C/(B+C))	25.9%	25.5%	24.3%	25.3%	25.1%

Total stockholders’ equity	$136,215	$139,691	$126,914
Less: goodwill and other intangible assets	(34,955)	(35,106)	(35,618)
Tangible equity (D)	$101,260	$104,585	$91,296

Total assets	$1,574,142	$1,563,651	$1,561,672
Less: goodwill and other intangible assets	(34,955)	(35,106)	(35,618)
Tangible assets (E)	$1,539,187	$1,528,545	$1,526,054

Tangible equity to tangible assets (D/E)	6.58%	6.84%	5.98%

Shares outstanding at end of period (F)	5,775,198	5,776,282	5,751,475

Tangible book value per share (D/F)	$17.53	$18.11	$15.87